Exhibit 99.1

For Immediate Release

Bionik Laboratories Raises $6.2 Million

Toronto, Ontario -- February 27, 2015 -- Bionik Laboratories Corp. (OTC:DWTPD), a Delaware corporation (the “Company”), announced today that it acquired Bionik Laboratories, Inc., a Toronto corporation (“Bionik Laboratories”), and completed the sale to qualified accredited investors of units consisting of its common stock and warrants for aggregate gross proceeds of approximately $6.2 million. Shares of the Company's common stock will continue to be quoted on the OTC Markets under the symbol “DWTPD” until FINRA’s approval of the ticker “BNKL.”

Bionik Laboratories is an innovative medical-robotics company that develops healthcare solutions for patients with restricted physical mobility.

Peter Bloch, CEO of Bionik Laboratories, stated, “Our team at Bionik Labs is focused and dedicated to deploying cutting edge solutions that will assist mobility impaired people. As a company, we are committed to improving the lives of hundreds of thousands of people and we are excited to be in the forefront of this new and developing technology.”

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered, sold or resold absent registration or an applicable exemption from registration under such Act.

The Company intends to file a Current Report on Form 8-K with the Securities and Exchange Commission with more detailed information in accordance with the SEC rules.

About Bionik Laboratories

Founded in 2010 by Michal Prywata and Thiago Caires, Bionik Laboratories (http://www.Bioniklabs.com), a medical device and robotics company, core focus is robotic exoskeleton technology for users with mobility impairments. The technology provides the ability for users to rehabilitate effectively by being able to actually walk with the help of the technology. Bionik Laboratories has researched, developed and tested its primary product, The ARKE™, an exoskeleton device that allows paraplegics and other mobility impaired individuals to stand up, walk and rehabilitate in a more effective way than current manual rehabilitation methods.

###

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, the Company's current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

For additional information, please contact:

Mr. Peter Bloch

Chief Executive Officer

Bionik Laboratories Corp.

pb@bioniklabs.com

(416) 640-7887